UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   April 8, 2002

Nomadic Collaboration International Inc.
(formerly DP Charters, Inc.)
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

0-27131
(Commission File Number)

88-0381258
(IRS Employer Identification No.)

15359 North East 90th Street, Redmond, WA 98052
(Address of principal executive offices and Zip Code)

(425) 869-6868
(Registrant's telephone number, including area code)

DP Charters, Inc.
24843 Del Prado, Suite 318, Dana Point, CA, 92629
(Former name or former address, if changed since last report.)

Item 9. Regulation FD Disclosure

On April 8, 2002, DP Charters, Inc. completed the acquisition of all of the shares of Omnitrix Technologies Inc., a Delaware company. Omnitrix is now a wholly-owned subsidiary of our company. Effective April 8, 2002, we changed our name to "Nomadic Collaboration International Inc.". On April 10, 2002, the ticker symbol for our common shares, which trade on the Over-the-Counter Bulletin Board, was changed to "NMDC". We intend to file Articles of Amendment to effect a name change for Omnitrix Technologies Inc. to "Nomadic Collaboration Inc." in the near future.

In connection with the closing of the acquisition of Omnitrix, Raymond Polman assumed the roles of President and Chief Executive Officer of our company and will be appointed an officer and director of Omnitrix. Mr. Polman was formerly a Deloitte Consulting enterprise software consulting specialist and is a Chartered Accountant with 16 years' business experience. In addition, he has been an executive level advisor to a number of emerging technology companies since 1998 and an advisory consultant providing outsource Chief Financial Officer services on behalf of MCSI Consulting Services since October, 2001.

Also in connection with the closing of the acquisition of Omnitrix, Roger Warren was appointed an officer and director of our company. Mr. Warren co-founded Omnitrix Technologies Inc. in 1999 and has over 25 years of senior software development and marketing experience with Amdahl, DEC and Tandem. Mr. Warren was previously the Chief Technology Officer for Visionary Management Technologies, and prior to that, was the director of Image Systems for Image Data Corp.

Item 7. Financial Statements and Exhibits

(21) Subsidiaries

21.1 Nomadic Collaboration Corp.

21.2 Omnitrix Technologies Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOMADIC COLLABORATION INTERNATIONAL INC.

/s/ Raymond Polman
By: Raymond Polman, Director

Date: April 10, 2002